SECURITIES AND EXCHANGE COMMISSION

                      450 Fifth Street, N.W.
                     Washington, D.C.  20549



                           FORM 8-K/A-1


                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                 Date of Report:  October 2, 1995


                 Golden Pharmaceuticals, Inc.
        (Exact Name of Registrant as Specified in Charter)



    Colorado                  0-9065              84-0645174
    (State of            (Commission           (IRS Employer
  incorporation)         File Number)        Identification No.)


         1313 Washington Avenue, Golden, Colorado  80401
       (Address of Principal Executive Offices)  (Zip Code)


  Registrant's telephone number, including area code: (303) 279-
9375

                          Not Applicable
   (Former Name or Former Address, if Change Since Last Report)

Item 8.   Change In Fiscal Year.


     On October 2, 1995, the Registrant elected to change its fiscal year from September 1 through August 31 in each year to January 1 through December 31 in each year. Subsequently, the Registrant was informed by its independent auditors that the change would cause a substantial portion of its net operating loss carryforward to expire unused since the short tax year would be considered a taxable year in the carryforward period. As a result, on November 11, 1995, the Board of Directors of the Registrant unanimously approved a proposal to retain its current fiscal year of September 1 to August 31 in each year.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GOLDEN PHARMACEUTICALS, INC.



Date:  November __, 1995      by:

                                 Glen H. Weaver, Vice President
                                 of Finance
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GOLDEN PHARMACEUTICALS, INC.



Date:  November __, 1995      By:
                                   /s/ Glen H. Weaver
                                 Glen H. Weaver, Vice President
                                 of Finance